UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

ENVIRONMENTAL MONITORING AND TESTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware 000-18296 62-1265486

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

100 East Linton Blvd., Suite 108B, Delray Beach, Florida 33483

(Address of principal executive offices)

Registrant's telephone number, including area code: (561) 274-6690

Item 1. Changes in control of Registrant.

On November 6, 2003, the Registrant's then principal shareholder, WFD Partnership ("WFD"), a Florida general partnership, entered into an agreement to sell all 2,000,000 shares of the Registrant's common stock held by WFD to First Colony Merchant ("First Colony"), a Nevada corporation, as agent for Spring Mountain Investments, a Nevada corporation, for a cash purchase price of $165,000 and 75,000 restricted shares of the Registrant's common stock, subject to adjustment in the event of a post-closing merger, acquisition, or reverse stock split. First Colony directed, and the stock purchase agreement provided, that $20,000 of the purchase price be paid to Belmont Partners, LLC, an unrelated third party, as a finder's fee. As a condition of the purchase and sale of WFD's stock, Vincent A. Ferri and Martin Jacoby, who are the Registrant's sole directors and, respectively, its President and Chief Executive Officer, and its Treasurer, agreed to resign as officers and directors of the Registrant effective upon the Registrant's filing with the Securities and Exchange Commission and mailing to the Registrant's shareholders an Information Statement on Schedule 14F-1 with respect to the appointment of a majority of the directors of the Registrant pursuant to the agreement between WFD and First Colony. The transaction between the parties closed on November 10, 2003. WFD and its three partners each reported the sale of WFD's common stock and the acquisition of an aggregate of 75,000 restricted shares of common stock of the Registrant, which shares have not been issued, in filings on Form 4 made on November 12, 2003. The Registrant is not aware of the source of First Colony's funds.

Subsequent to the sale of WFD's common stock, First Colony advised WFD that First Colony's nominees as directors of the Registrant are Timothy Cammel, Andrew S. Lai and Susan Krygiell. First Colony also advised the Board that it had nominated Timothy Cammel as an officer of the Registrant, and Mr. Cammel was accordingly elected Secretary of the Registrant by the existing board on November 25, 2003.

Until the Registrant has filed a definitive Schedule 14F-1 Information Statement and mailed that statement to the Registrant's shareholders, the director nominees of First Colony cannot become directors of the Registrant. The Registrant's existing directors have agreed with First Colony that they will resign no later than December 5, 2003, notwithstanding the effective date of the Registrant's meeting its Rule 14(f) obligations. Any resignation of the directors will be accompanied by a resignation of Messrs. Ferri and Jacoby as officers of the Registrant, so that in the event that the Registrant's Rule 14(f) obligations are not met by December 5, 2003, the Registrant will not have any directors and its sole officer will then be Mr. Cammel.

On the date of sale of WFD's shares to First Colony, and as of the date of filing of this Report, the Registrant had issued 6,184,000 shares of common stock, of which 3,785,183 shares were then, and are now, issued and outstanding. Accordingly, the shares of the Registrant's common stock sold by WFD to First Colony constituted at the time of sale, and constitute at the date of this filing, 52.8% of the Registrant's issued and outstanding shares of common stock.

Prior to the execution of the stock purchase agreement between WFD and First Colony, First Colony advised WFD that First Colony's principal, Spring Mountain Investments, owned, through another entity, three parcels of land in Clark County, Nevada, on which it proposed to build a hotel complex. First Colony further advised WFD that it intended, at a date subsequent to First Colony's assuming control of the Registrant, to cause the Registrant to reverse split its common stock. WFD advised First Colony that neither the acquisition by the Registrant of any interest in the proposed hotel complex nor any reverse split of the Registrant's common stock was the subject of any arrangement or agreement between the parties, and that subsequent to the completion of the acquisition of WFD's stock and the change of control to be effected by the election of First Colony's directors and resignation of the Registrant's existing directors, First Colony and the Registrant can engage in any business activity that they might elect.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

10.4 Stock Purchase Agreement dated November 6, 2003, among First Colony Merchant and WFD Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2003 ENVIRONMENTAL MONITORING AND TESTING CORPORATION

By: /s/ Vincent A. Ferri

Vincent A. Ferri, President